EXHIBIT 99.1

Issuer Direct Reports Second Quarter 2021 Results

Record Total Revenue Led by Communications Revenue Increasing 16% to $3.5 million or 61% of Total Revenue, Net Income Increased 43% and EBITDA Increased 21% to $1.6 million or 29% of Revenue

RALEIGH, NC / ACCESSWIRE / August 5, 2021 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three and six months ended June 30, 2021.

Brian Balbirnie, CEO of Issuer Direct, commented, "We are continuing to build on the positive results over the last several quarters, with another record quarter in revenues, EBITDA and overall performance for the second quarter of 2021. Our Issuer Direct team is doing an outstanding job and our results would not be possible if it were not for the entire team’s passion and hard work. Our Communications business remains strong growing 16% over the prior year and our Compliance business also grew as a result of the public market activities related to the IPO markets and annual meeting business.”

Mr. Balbirnie continued, “Continued growth in customer counts, revenues and strategic investment are our top priorities for the remainder of fiscal 2021 and beyond. To that end and, as a result of our R&D investment, we are happy to announce that we completed the development and launch of our Newsroom product, which is a suite of three new subscription products: Newsroom Page, Brand Asset Manager and Contact Manager. We believe this new product suite will help us drive additional recurring revenue and new customer acquisition, especially in the private company sector, which represents a significant addressable market for us.”

Mr. Balbirnie concluded, “Our ACCESSWIRE business continues to show strong results, growing 30% year-over-year and we are continuing to make strides in our Platform id. subscription business, which we believe will lead to another strong year for us. In order to continue to scale our business, it is essential we invest in our people.  As such, we have grown sales and marketing headcount over the past several quarters from 24 to 33, with a target of increasing another 20% over the next 12 months.”

Second Quarter 2021 Highlights:

•	Revenue - Total revenue was $5,720,000, a 17% increase from $4,884,000 in Q2 2020 and a 15% increase from $4,980,000 in Q1 2021. Communications revenue increased 16% from Q2 2020 and 10% from Q1 2021. The increase in Communications revenue from the prior year was primarily due to the combination of increased revenue from our ACCESSWIRE product and an increase in revenue from subscriptions of Platform id. The increase in Communications revenue from Q1 2021 was due to an increase in webcasting revenue, primarily due to seasonality of virtual annual meeting events as well as an increase in ACCESSWIRE revenue. Communications revenue was 61% of total revenue for Q2 2021, compared to 62% for Q2 2020. Revenue from our Compliance business increased 18% from Q2 2020 and 23% from Q1 2021. The increase was due to an increase in revenue from our print and proxy fulfillment services as well as our stock transfer services due to increased market activity.
•	Gross Margin - Gross margin for Q2 2021 was $4,240,000, or 74% of revenue, compared to $3,522,000, or 72% of revenue, during Q2 2020 and $3,586,000, or 72%, in Q1 2021. Communications gross margin was 75%, flat with Q2 2020 and an increase from 73% in Q1 2021.
•	Operating Income - Operating income was $1,361,000 for Q2 2021, as compared to $1,001,000 during Q2 2020. The increase in operating income is due to an increase in gross margin partially offset by higher operating expenses, primarily due to continued investment and expansion of our headcount, including our sales and marketing and product development teams.
•	Net Income - On a GAAP basis, net income was $1,106,000, or $0.29 per diluted share, during Q2 2021, compared to $772,000, or $0.21 per diluted share, during Q2 2020.
•	Operating Cash Flows - Cash flows from operations for Q2 2021 were $812,000 compared to $1,477,000 in Q2 2020.
•	Non-GAAP Measures – Q2 2021 EBITDA was $1,641,000, or 29% of revenue, compared to $1,354,000, or 28% of revenue, during Q2 2020. Non-GAAP net income for Q2 2021 was $1,185,000, or $0.31 per diluted share, compared to $974,000, or $0.26 per diluted share, during Q2 2020.

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First Half 2021 Highlights:

•	Revenue - Total revenue was $10,700,000, a 20% increase from $8,900,000 during the first half of 2020. Communications revenue increased 24% during the first half of 2021 compared to the same period of the prior year. The increase in Communications revenue was primarily due to the combination of increased revenue from our ACCESSWIRE product and an increase in revenue from subscriptions of Platform id. Communications revenue was 63% of total revenue for the first half of 2021, compared to 61% for the first half of 2020. Revenue from our Compliance business increased 15% during the first half of 2021 compared to the same period of 2020. The increase was due to an increase in revenue from our print and proxy fulfillment services as well as our stock transfer services due to increased market activity.
•	Gross Margin - Gross margin for the first half of 2021 was $7,826,000, or 73% of revenue, compared to $6,285,000, or 71% of revenue, during the first half of 2020. Communications gross margin was 74% during the first half of 2021, up 1% from the first half of 2020.
•	Operating Income - Operating income was $2,068,000 for the first half of 2021, as compared to $1,249,000 during the first half of 2020. The increase in operating income is due to an increase in gross margin partially offset by higher operating expenses, primarily due to continued investment and expansion of our headcount, including our sales and marketing and product development teams.
•	Net Income - On a GAAP basis, net income was $1,651,000, or $0.43 per diluted share, during the first half of 2021, compared to $998,000, or $0.26 per diluted share, during the first half of 2020.
•	Operating Cash Flows - Cash flows from operations for the first half of 2021were $2,081,000 compared to $2,079,000 in the first half of 2020.
•	Non-GAAP Measures – EBITDA for the first half of 2021 was $2,633,000, or 25% of revenue, compared to $1,976,000, or 22% of revenue, during the first half of 2020. Non-GAAP net income for the first half of 2021 was $1,872,000, or $0.49 per diluted share, compared to $1,372,000, or $0.36 per diluted share, during the first half of 2020.
•	Stock Repurchase Plan - The Company completed its $2,000,000 repurchase program originally announced on August 7, 2019 and increased on March 16, 2020 by repurchasing the remaining balance under the plan of $452,000 or 19,777 shares of its common shares.

Key Performance Indicators:

•	During the quarter, the Company worked with 1,639 publicly traded customers, compared to 1,477 during the same period last year.
•	During the quarter, the Company worked with 2,115 privately held customers compared to 1,390 during the same period last year.
•	During the quarter we signed 36 new Platform id. subscriptions to new or existing customers with a total annual contract value of $340,000.
•	Total Platform id. subscriptions as of June 30, 2021 were 403, with an annual contract value of $3,337,000, compared to 341 subscriptions with an annual contract value of $2,677,000 as of December 31, 2020.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA

	Three Months ended June 30,
	2021	2020
	Amount	Amount

Net income:	$1,106	$772
Adjustments:
Depreciation and amortization	280	353
Interest income	(1)	(1)
Income tax expense	256	230
EBITDA:	$1,641	$1,354

	Six Months ended June 30,
	2021	2020
	Amount	Amount

Net income:	$1,651	$998
Adjustments:
Depreciation and amortization	565	727
Interest income	(2)	(59)
Income tax expense	419	310
EBITDA:	$2,633	$1,976

CALCULATION OF NON-GAAP NET INCOME

	Three Months ended June 30,
	2021		2020
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,106	$0.29	$772	$0.21
Adjustments:
Amortization of intangible assets (1)	116	0.03	172	0.04
Stock-based compensation (2)	69	0.02	84	0.02
Tax impact of adjustments (3)	(39)	(0.01)	(54)	(0.01)
Impact of discrete items impacting income tax expense (4)	(67)	(0.02)	—	—
Non-GAAP net income:	$1,185	$0.31	$974	$0.26

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	Six Months ended June 30,
	2021		2020
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,651	$0.43	$998	$0.26
Adjustments:
Amortization of intangible assets (1)	233	0.06	344	0.10
Stock-based compensation (2)	132	0.04	129	0.03
Tax impact of adjustments (3)	(77)	(0.02)	(99)	(0.03)
Impact of discrete items impacting income tax expense (4)	(67)	(0.02)	—	—
Non-GAAP net income:	$1,872	$0.49	$1,372	$0.36

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.
4)

This adjustment eliminates discrete items impacting income tax expense. For the three and six months ended June 30, 2021, the discrete item relates to an excess stock-based compensation benefit recognized in income tax during the periods.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	August 5, 2021
Time:	4:30 PM ET
Toll-free:	844-602-0380
International:	862-298-0970
Live Webcast:	https://www.webcaster4.com/Webcast/Page/842/42212

Conference Call Replay Information

Toll-free:	877-481-4010
International:	919-882-2331
Replay ID:	42212
Web replay:	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id. ™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

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For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$21,159	$19,556
Accounts receivable (net of allowance for doubtful accounts of $640 and $657, respectively)	3,599	2,514
Income tax receivable	108	—
Other current assets	374	298
Total current assets	25,240	22,368
Capitalized software (net of accumulated amortization of $3,022 and $2,761, respectively)	426	526
Fixed assets (net of accumulated amortization of $383 and $312, respectively)	764	795
Right-of-use asset – leases	1,681	1,830
Other long-term assets	94	88
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $5,779 and $5,546, respectively)	2,673	2,906
Total assets	$37,254	$34,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$754	$304
Accrued expenses	1,989	1,805
Income taxes payable	47	258
Deferred revenue	2,699	2,212
Total current liabilities	5,489	4,579
Deferred income tax liability	260	197
Lease liabilities – long-term	1,815	1,971
Total liabilities	7,564	6,747
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,786,525 and 3,770,752 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	4	4
Additional paid-in capital	22,113	22,214
Other accumulated comprehensive loss	(21)	(19)
Retained earnings	7,594	5,943
Total stockholders' equity	29,690	28,142
Total liabilities and stockholders’ equity	$37,254	$34,889

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Revenues	$5,720	$4,884	$10,700	$8,900
Cost of revenues	1,480	1,362	2,874	2,615
Gross profit	4,240	3,522	7,826	6,285
Operating costs and expenses:
General and administrative	1,261	1,197	2,665	2,413
Sales and marketing expenses	1,210	950	2,284	1,846
Product development	256	165	505	359
Depreciation and amortization	152	209	304	418
Total operating costs and expenses	2,879	2,521	5,758	5,036
Operating income	1,361	1,001	2,068	1,249
Interest income, net	1	1	2	59
Income before taxes	1,362	1,002	2,070	1,308
Income tax expense	256	230	419	310
Net income	$1,106	$772	$1,651	$998
Income per share – basic	$0.29	$0.21	$0.44	$0.27
Income per share – fully diluted	$0.29	$0.21	$0.43	$0.26
Weighted average number of common shares outstanding – basic	3,770	3,736	3,770	3,762
Weighted average number of common shares outstanding – fully diluted	3,820	3,761	3,819	3,789

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2021	2020
Cash flows from operating activities:
Net income	$1,651	$998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	565	727
Bad debt expense	163	182
Deferred income taxes	(10)	(51)
Non-cash interest expense	—	13
Stock-based compensation expense	132	129
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,262)	(730)
Decrease (increase) in other assets	(43)	77
Increase (decrease) in accounts payable	454	164
Increase (decrease) in accrued expenses	(87)	367
Increase (decrease) in deferred revenue	518	203
Net cash provided by operating activities	2,081	2,079

Cash flows from investing activities:
Capitalized software	(161)	—
Purchase of fixed assets	(40)	(4)
Net cash used in investing activities	(201)	(4)

Cash flows from financing activities:
Exercise of stock options	219	—
Payment for stock repurchase and retirement	(452)	(785)
Net cash used in financing activities	(233)	(785)

Net change in cash and cash equivalents	1,647	1,290
Cash – beginning	19,556	15,766
Currency translation adjustment	(44)	41
Cash and cash equivalents – ending	$21,159	$17,097

Supplemental disclosures:
Cash paid for income taxes	$664	$12

SOURCE: Issuer Direct Corporation

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